Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
THE MANAGEMENT NETWORK GROUP, INC.
(As adopted on February 11, 2008)
TABLE OF CONTENTS

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ARTICLE I CORPORATE OFFICES	1

1.1 REGISTERED OFFICE	1
1.2 OTHER OFFICES	1

ARTICLE II MEETINGS OF STOCKHOLDERS	1

2.1 PLACE OF MEETINGS	1
2.2 ANNUAL MEETING	1
2.3 SPECIAL MEETING	~~1~~2
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS	2
2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS	2
2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	~~3~~4
2.7 QUORUM	~~3~~4
2.8 ADJOURNED MEETING; NOTICE	~~3~~5
2.9 PRESIDING OFFICERS	5
2.10 CONDUCT OF BUSINESS	~~4~~5
 ~~2.10~~ 2.11 VOTING	~~4~~5
~~2.11 WAIVER OF NOTICE~~	~~4~~
2.12 ~~STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING~~	~~5~~
~~2.13~~RECORD DATE FOR STOCKHOLDER NOTICE; VOTING~~; GIVING CONSENTS~~	5
 ~~2.14~~ 2.13 PROXIES	6
 ~~2.15~~ 2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE	6

ARTICLE III DIRECTORS	~~6~~7

3.1 POWERS	~~6~~7
3.2 NUMBER OF DIRECTORS	~~6~~7
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	7

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3.4 RESIGNATION AND VACANCIES	7
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE	8
3.6 REGULAR MEETINGS	8
3.7 SPECIAL MEETINGS; NOTICE	8
3.8 QUORUM	~~8~~9
3.9 ~~WAIVER OF NOTICE~~	~~9~~
~~3.10~~ BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	9
 ~~3.11~~ 3.10 FEES AND COMPENSATION OF DIRECTORS	9
~~3.12 APPROVAL OF LOANS TO OFFICERS~~	~~9~~
 ~~3.13~~ 3.11 REMOVAL OF DIRECTORS	~~10~~9

ARTICLE IV COMMITTEES	10

4.1 COMMITTEES OF DIRECTORS	10
4.2 COMMITTEE MINUTES	10
4.3 MEETINGS AND ACTION OF COMMITTEES	~~11~~10

ARTICLE V OFFICERS	11

5.1 OFFICERS	11
5.2 APPOINTMENT OF OFFICERS	11
5.3 SUBORDINATE OFFICERS	11
5.4 REMOVAL AND RESIGNATION OF OFFICERS; FILLING VACANCIES	11
5.5 CHAIRMAN OF THE BOARD	12
5.6 CHIEF EXECUTIVE OFFICER	12
5.7 PRESIDENT	12
5.8 VICE PRESIDENTS	12
5.9 SECRETARY	12
5.10 CHIEF FINANCIAL OFFICER	13
5.11 ASSISTANT SECRETARY	13
5.12 ASSISTANT TREASURER	~~13~~14
5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS	14
5.14 AUTHORITY AND DUTIES OF OFFICERS	14

ARTICLE VI INDEMNITY	14

6.1 THIRD PARTY ACTIONS	14
6.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	~~14~~15
6.3 SUCCESSFUL DEFENSE	15
6.4 DETERMINATION OF CONDUCT	15
6.5 PAYMENT OF EXPENSES IN ADVANCE	15
6.6 INDEMNITY NOT EXCLUSIVE	16
6.7 INSURANCE INDEMNIFICATION	16
6.8 ~~THE CORPORATION~~  EMPLOYEES AND AGENTS	16
6.9 EMPLOYEE BENEFIT PLANS	16

Page
6.10 CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	~~17~~16

ARTICLE VII ~~RECORDS AND REPORTS~~	~~17~~

~~7.1 MAINTENANCE AND INSPECTION OF RECORDS~~	~~17~~
~~7.2 INSPECTION BY DIRECTORS~~	~~17~~
~~7.3 ANNUAL STATEMENT TO STOCKHOLDERS~~	~~18~~

~~ARTICLE VIII~~ GENERAL MATTERS	~~18~~17

 ~~8.1~~ 7.1 CHECKS	~~18~~17
 ~~8.2~~ 7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	~~18~~17
 ~~8.3~~ 7.3 STOCK CERTIFICATES; PARTLY PAID SHARES	~~18~~17
~~8.4SPECIAL DESIGNATION ON CERTIFICATES~~	~~19~~
 ~~8.5~~ 7.4 LOST CERTIFICATES	~~19~~18
 ~~8.6~~ 7.5 CONSTRUCTION; DEFINITIONS	~~19~~18
 ~~8.7~~ 7.6 DIVIDENDS	~~19~~18
 ~~8.8~~ 7.7 FISCAL YEAR	~~20~~18
 ~~8.9~~ 7.8 SEAL	~~20~~18
 ~~8.10~~ 7.9 TRANSFER OF STOCK	~~20~~19
 ~~8.11~~ 7.10 STOCK TRANSFER AGREEMENTS	~~20~~19
 ~~8.12~~ 7.11 REGISTERED STOCKHOLDERS	~~20~~19
7.12 WAIVER OF NOTICE	19

ARTICLE  ~~IX~~ VIII AMENDMENTS	20

S

AMENDED AND RESTATED
BYLAWS
OF
THE MANAGEMENT NETWORK GROUP, INC.
(As adopted on February 11, 2008)
ARTICLE I
CORPORATE OFFICES
1.1 REGISTERED OFFICE
     The Corporation shall maintain a registered office ~~of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company~~in the state of Delaware, which registered office may be changed from time to time in the manner specified by law.
1.2 OTHER OFFICES
     The ~~board of directors may at any time establish other~~Corporation may also have offices at ~~any place or places where the corporation is qualified to do~~such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
     Meetings of stockholders shall be held at any place, either within or without the State of Delaware, as may be designated by the ~~board of directors or in the manner provided in these bylaws. In the absence of any such designation,~~Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders~~’ meetings~~ shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the ~~registered office of the corporation in the State of~~ Delaware~~.~~ General Corporation Law.
2.2 ANNUAL MEETING
     The annual meeting of stockholders shall be held ~~each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual~~

~~meeting of stockholders shall be held~~ on the second Tuesday of May of each year at 10:00 a.m. ~~However~~, or if such day falls on a legal holiday, then ~~the meeting shall be held~~ at the same time ~~and place~~ on the next succeeding business day~~.~~, or at such other date and time as may be determined from time to time by resolution adopted by the Board of Directors. At the meeting, directors shall be elected and any other ~~proper~~ business properly brought before the meeting may be transacted.
2.3 SPECIAL MEETING
~~A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.~~
~~If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of the request. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.~~
     Unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may be called only by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or these Bylaws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS
     ~~All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting,~~Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called~~.~~, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.
2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS
     (a) Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder who was a stockholder of record at the time of the giving of notice provided for in this Section 2.5, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Section 2.5
~~(i) nominations for the election of directors, and~~
     (b) ~~(ii)~~For nominations or other business ~~proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business.~~to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.5(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the ~~corporation~~Corporation not less than one hundred twenty (120) calendar days or more than one hundred fifty (150) calendar days in advance of the first anniversary date of mailing of the ~~corporation~~Corporation‘s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that ~~no annual meeting was held in the previous year or~~ the date of the annual meeting ~~has been changed~~is advanced by more than thirty (30) days ~~from the date contemplated at the time of the previous year’s proxy statement~~or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so ~~received a reasonable time before the solicitation is~~delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of (i) the 120th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. To be in proper form, a stockholder’s notice to the ~~secretary~~Secretary shall set forth:

~~(a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;~~
(i)	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as it appears on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner;
(ii)	~~(b)~~ a representation that the stockholder is a holder of record of stock of the ~~corporation~~Corporation entitled to vote at such meeting and~~, if applicable,~~ intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to present the proposed business to be brought before the meeting, as the case may be;
(iii)	the names and addresses of the person or persons, if any, to be nominated for election as directors by the stockholder;
(iv)	~~(c) if applicable,~~ a description of all arrangements or understandings between the stockholder and the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations, if any, are to be made by the stockholder;
(v)	as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
(vi)	~~(d)~~  such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had ~~the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors~~ proxies been solicited by the Board of Directors with respect thereto; and
(vii)	~~(e)~~ if applicable, the consent of each nominee to serve as director of the ~~corporation~~Corporation if so elected.
~~The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.~~
     (c) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. The chairperson of the annual meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.5, and, if any proposed nomination or business is not in compliance with this Section 2.5, to declare that such defective nominations or proposal shall be disregarded.
     (d) Notwithstanding satisfaction of the provisions of this Section 2.5, the proposed business described in the notice, other than director nominations, may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.
     (e) In the event such notice is timely given pursuant to Section 2.5, and the business described therein is not disqualified pursuant to Section 2.5, such business may be presented by, and only by, the stockholder who shall have given the notice required by Section 2.5, or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.
     (f) For purposes of this Section 2.5, “public announcement” shall mean disclosure in a press release reported by the Business Wire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
     (g) Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series or class of preferred stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances.
2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at ~~his~~such stockholder’s address as it appears on the records of the ~~corporation. An affidavit of the secretary or an assistant secretary~~Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission, including electronic mail, in the manner provided in and to the extent permitted by Section 232 of the Delaware General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the ~~corporationCorporation~~

that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.7 QUORUM
      The holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the ~~certificate of incorporation.~~ Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the ~~Chairman~~ chairperson of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.8 ADJOURNED MEETING; NOTICE
     When a meeting is adjourned to another time or place, unless these ~~bylaws~~Bylaws otherwise require, notice need not be given of the adjourned meeting if the time ~~and place thereof~~, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the~~corporation~~Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.9 PRESIDING OFFICERS
      Meetings of the stockholders shall be presided over by such person who is chosen by the Board of Directors, or, if none, by the Chairman of the Board, or, if the Chairman of the Board is not present, by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by the president, or, if the president is not present, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an assistant secretary, if any, or, if an assistant secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.
2.10  ~~2.9~~  CONDUCT OF BUSINESS
      The ~~chairman~~ chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including ~~such~~ regulation of the manner of voting and the conduct of ~~business~~discussion. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

2.11  ~~2.10~~ VOTING
     ~~The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).~~At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote)for each share of capital stockregistered in his, her or its name on the books of the Corporation.
~~Except as provided in the last paragraph of this Section 2.10, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.~~
~~At a stockholders’ meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates’ names have been properly placed in nomination (in accordance with these bylaws) prior to commencement of the voting and the stockholder requesting cumulative voting or any other stockholder voting at the meeting in person or by proxy has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes. If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) such person would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by such person, and that such person may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as such person may see fit.~~
 ~~2.11 WAIVER OF NOTICE~~
~~Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws , a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.~~
 ~~2.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING~~

~~Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.~~
~~Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the Delaware General Corporation Law.~~
2.12  ~~2.13~~ RECORD DATE FOR STOCKHOLDER NOTICE; VOTING~~; GIVING CONSENTS~~
     In order that the ~~corporation~~Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof~~, or entitled to express consent to corporate action in writing without a meeting~~, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the ~~board~~ Board of  ~~directors~~ Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
     If the ~~board~~  Board of ~~directors~~ Directors does not so fix a record date:
(a)	~~(i)~~ The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
~~(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the first date on which a signed written consent is delivered to the corporation.~~
(b)	~~(iii)~~ The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the ~~board~~ Board of ~~directors~~ Directors adopts the resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the ~~board~~ Board of ~~directors~~ Directors may fix a new record date for the adjourned meeting.

2.13  ~~2.14~~ PROXIES
     Each stockholder entitled to vote at a meeting of stockholders ~~or to express consent or dissent to corporate action in writing without a meeting~~ may authorize another person or persons to act for such stockholder by a written proxy, signed by such stockholder ~~and filed with the secretary of the corporation, but no such~~or by an electronic transmission permitted by law, provided that no proxy shall be voted or acted upon after three ~~(3)~~ years from its date, unless the proxy provides for a longer period. ~~A proxy shall be deemed signed if such stockholder’s name is placed on the proxy by any reasonable means including, but not limited to, by facsimile signature, manual signature, typewriting, telegraphic transmission or otherwise, by such stockholder or such stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.~~Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.13 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. Unless otherwise determined by the chairperson of the meeting, all proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.
2.14  ~~2.15~~ LIST OF STOCKHOLDERS ENTITLED TO VOTE
     The officer who has charge of the stock ledger of ~~a corporation~~the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ~~ordinary business hours, for~~ a period of at least ten (10) days prior to the meeting~~, either at a place within the city where the meeting is to be held, which place shall be specified in~~ (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting~~, or, if not so specified~~ or (ii) during ordinary business hours, at the Corporation’s principal place ~~where~~of business. If the meeting is to be held~~. The~~ at a place, then the list shall also be produced and kept open at ~~the time and place of~~ the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III
DIRECTORS
3.1 POWERS
     Subject to the provisions of the Delaware General Corporation Law and any limitations in the ~~certificate of incorporation or these bylaws~~Certificate of Incorporation relating to action required to be approved by the stockholders ~~or by the outstanding shares~~, the business and affairs of the ~~corporation~~Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the ~~board~~Board of ~~directors~~Directors.
3.2 NUMBER OF DIRECTORS
     (a) The number of directors of the corporation shall be ~~eight~~six (~~8~~6) until changed by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
     (b) Upon the firmly registered underwritten registered public offering of the ~~company~~Corporation‘s securities (the “IPO”), the directors shall be divided up into three (3) substantially equal classes with the term of office of the first class ~~(“Class I”)~~ to expire at the first annual meeting of stockholders held after the IPO; the term of office of the second class ~~(“Class II”)~~ to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class ~~(“Class III”)~~ to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
     Except as provided in Section 3.4 of these ~~bylaws,~~Bylaws, one class of directors shall be elected at each annual meeting of stockholders, with each director to hold office ~~until the next annual meeting.~~for a term of three years. Directors need not be stockholders unless so required by the ~~certificate of incorporation~~Certificate of Incorporation or these ~~bylaws~~Bylaws, wherein other qualifications for directors may be prescribed. Each director~~, including a director elected to fill a vacancy,~~ shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.
3.4 RESIGNATION AND VACANCIES
     Any director may resign at any time ~~upon written~~by giving notice in writing or by electronic transmission to the ~~attention of the~~ Secretary of the ~~corporation.~~Corporation. When one or more directors shall resign from the ~~board~~Board of ~~directors~~Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office ~~as provided in this section in the filling of other vacancies~~until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
     Unless otherwise provided in the ~~certificate of incorporation or these bylaws~~Certificate of Incorporation:
(a)	~~(i)~~ Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b)	~~(ii)~~ Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the ~~certificate of incorporation~~Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
~~If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.~~
~~If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.~~
     A director so elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
     The ~~board~~Board of ~~directors~~Directors of the ~~corporation~~Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the ~~certificate of incorporation~~Certificate of Incorporation or these ~~bylaws~~Bylaws, members of the ~~board~~Board of ~~directors~~Directors, or any committee designated by the ~~board~~Board of ~~directors~~Directors, may participate in a meeting of such

~~board~~Board of ~~directors,~~Directors or committee by means of conference telephone or ~~similar~~other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this section shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
     Regular meetings of the ~~board~~Board of ~~directors~~Directors may be held without notice at such time and at such place as shall from time to time be determined by the ~~board~~Board of Directors.
3.7 SPECIAL MEETINGS; NOTICE
     Special meetings of the ~~board~~Board of ~~directors~~Directors for any purpose or purposes may be called at any time by the ~~chairman of the board, the president, any vice president, the secretary~~Chairman of the Board, the Chief Executive Officer, the President or any two (2) directors.
     Notice of the time and place of each special ~~meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges~~meeting shall be given by or at the direction of the person or persons calling the meeting. Notice of each special meeting shall be given to each director by: (a) mailing notice at least four days before the meeting to such director by first class mail, postage prepaid, ~~addressed~~ to ~~each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.~~such director’s residence or usual place of business, (b) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such director’s residence or usual place of business, (c) sending notice at least forty-eight hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communications, or (d) delivering notice personally or by telephone at least forty-eight hours before the meeting; except that in the case of exigency, the Chairman of the Board or the Chief Executive Officer may prescribe a shorter period for notice. Notice of a special meeting shall be deemed to have been given to a director if mailed, sent or delivered in accordance with the immediately preceding sentence. The notice need not specify the purpose ~~or~~of the meeting, and need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the ~~corporation~~Corporation.

3.8 QUORUM
     At all meetings of the ~~board~~Board of ~~directors~~Directors, a majority of the ~~authorized~~total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which ~~there is~~ a quorum is present shall be the act of the ~~board~~Board of ~~directors~~Directors, except as may be otherwise specifically provided by statute, the ~~certificate of incorporation~~Certificate of Incorporation, or these ~~bylaws.~~Bylaws. If a quorum is not present at any meeting of the ~~board~~Board of ~~directors~~Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
 ~~3.9 WAIVER OF NOTICE~~
~~Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the certificate of incorporation, or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.~~
3.9  ~~3.10~~ BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
     Unless otherwise restricted by the ~~certificate~~Certificate of ~~incorporation~~Incorporation or these ~~bylaws~~Bylaws, any action required or permitted to be taken at any meeting of the ~~board~~Board of ~~directors,~~Directors or of any committee thereof may be taken without a meeting if all members of the ~~board~~Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the ~~board or committee~~Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10  ~~3.11~~ FEES AND COMPENSATION OF DIRECTORS
     Unless otherwise restricted by the ~~certificate~~Certificate of ~~incorporation~~Incorporation or these ~~bylaws~~Bylaws, the ~~board~~Board of ~~directors~~Directors shall have the authority to fix the compensation of directors~~.~~
 ~~3.12 APPROVAL OF LOANS TO OFFICERSThe corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee~~.

~~of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute~~.
3.11  ~~3.13~~ REMOVAL OF DIRECTORS
     Unless otherwise restricted by statute, by the ~~certificate~~Certificate of ~~incorporation~~Incorporation or by these ~~bylaws~~Bylaws, any director or the entire ~~board~~Board of ~~directors~~Directors may be removed, ~~with or without~~only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors~~; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or, if there be classes of directors, at an election of the class of directors of which such director is a part~~. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV
COMMITTEES
4.1 COMMITTEES OF DIRECTORS
     The ~~board~~Board of ~~directors~~Directors may, by resolution passed by a majority of the whole ~~board~~Board of Directors, designate one or more committees, with each committee to consist of one or more of the directors of the ~~corporation.~~Corporation. The ~~board~~Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the ~~board~~Board of ~~directors~~Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the ~~board~~Board of ~~directors~~Directors, or in the ~~bylaws~~Bylaws of the ~~corporation~~Corporation, shall have and may exercise all the powers and authority of the ~~board~~Board of ~~directors~~Directors in the management of the business and affairs of the ~~corporation~~Corporation, and may authorize the seal of the ~~corporation~~Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) ~~approving or adopting or recommending~~approve, adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) ~~adopting, amending, or repealing~~adopt, amend or repeal any ~~bylaws~~ of the ~~corporation~~Bylaws of the Corporation; and, unless the ~~board~~ resolution of the Board of Directors establishing the committee, the ~~bylaws~~Bylaws or the ~~certificate of incorporation~~Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend~~, to authorize the issuance of stock,~~ or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.
4.2 COMMITTEE MINUTES
     Each committee shall keep regular minutes of its meetings and report the same to the ~~board~~Board of ~~directors~~Directors when required.
4.3 MEETINGS AND ACTION OF COMMITTEES
     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of ~~Article III of these bylaws,~~ Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum)~~,~~ and Section 3.9 (~~waiver of notice), and Section 3.10 (~~action without a meeting) of these Bylaws, with such changes in the context of those ~~bylaws~~Bylaws as are necessary to substitute the committee and its members for the ~~board~~Board of ~~directors~~Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the ~~board~~Board of ~~directors~~Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the ~~board~~Board of ~~directors~~Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The ~~board of directors~~Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these ~~bylaws~~Bylaws.
ARTICLE V
OFFICERS
5.1 OFFICERS
     The officers of the ~~corporation~~Corporation shall be a ~~president~~President, a ~~secretary~~Secretary, and a ~~chief financial officer. The corporation~~Chief Financial Officer. The Corporation may also have, at the discretion of the ~~board~~Board of ~~directors~~Directors, a ~~chairman of the board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers~~Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these ~~bylaws.~~Bylaws. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 APPOINTMENT OF OFFICERS
     The officers of the ~~corporation~~Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these ~~bylaws~~Bylaws, shall be appointed by the ~~board of directors, subject to the rights, if any, of an officer under any contract of employment~~Board of Directors.
5.3 SUBORDINATE OFFICERS
     The ~~board~~Board of ~~directors~~Directors may appoint, or empower the ~~president~~Chief Executive Officer to appoint, such other officers and agents as the business of the ~~corporation~~Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these ~~bylaws~~Bylaws or as the ~~board of directors~~Board of Directors or the person appointing such officer or agent may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS; FILLING VACANCIES
     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the ~~board~~Board of ~~directors~~Directors at any regular or special meeting of the ~~board~~Board of Directors or, except in the case of an officer chosen by the ~~board~~Board of ~~directors~~Directors, by any officer upon whom such power of removal may be conferred by the ~~board~~Board of ~~directors~~Directors.
     Any officer may resign at any time by giving written notice to the ~~corporation.~~Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the ~~corporation~~Corporation under any contract to which the officer is a party.
~~Any vacancy occurring in any office of the corporation shall be filled by the board of directors.~~
     Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or also by the Chief Executive Officer in the case of a vacancy occurring in an office to which the Chief Executive Officer has been delegated the authority to make appointments).
5.5 CHAIRMAN OF THE BOARD
     The ~~chairman~~Chairman of the ~~board~~Board, if ~~such~~any, shall be an officer ~~be elected,~~of the Corporation, and shall, if present, preside at meetings of the ~~board~~Board of ~~directors~~Directors and exercise and perform such other powers and duties as may from time to time be assigned to the ~~chairman~~Chairman of the ~~board~~Board by the ~~board~~Board of ~~directors~~Directors or as may be prescribed by these ~~bylaws. If there is no president and no one has been appointed chief executive officer, then the chairman of the board shall also be~~

~~the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.6 of these bylaws.~~Bylaws.
5.6 CHIEF EXECUTIVE OFFICER
     ~~The board of directors shall select a chief executive officer of the corporation who shall be subject~~Subject to the control of the ~~board of directors and~~Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board, the Chief Executive Officer, if any, shall have general supervision, direction, and control of the business and ~~the officers of the corporation. The chief executive officer~~affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by these Bylaws. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a ~~chairman~~Chairman of the ~~board~~Board, at all meetings of the ~~board~~Board of ~~directors~~Directors.
5.7 PRESIDENT
     ~~The president~~Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board and the Chief Executive Officer, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the ~~board~~Board of ~~directors~~Directors or these ~~bylaws.~~Bylaws. In addition and subject to such supervisory powers, if any, as may be given by the ~~board~~Board of ~~directors~~Directors to the ~~chairman~~Chairman of the ~~board~~Board, if no one has been appointed ~~chief executive officer, the president~~Chief Executive Officer, the President shall be the ~~chief executive officer~~Chief Executive Officer of the ~~corporation~~Corporation and shall, subject to the control of the ~~board~~Board of ~~directors~~Directors, have the powers and duties described in Section 5.6.
5.8 VICE PRESIDENTS
     In the absence or disability of the ~~president~~President, the ~~vice presidents~~Vice Presidents, if any, in order of their rank as fixed by the ~~board~~Board of ~~directors~~Directors or, if not ranked, a ~~vice president~~Vice President designated by the ~~board~~Board of ~~directors~~Directors, shall perform all the duties of the ~~president~~President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the ~~president. The vice presidents~~President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the ~~board~~Board of ~~directors~~Directors, these ~~bylaws~~Bylaws, the ~~president~~Chief Executive Officer or the ~~chairman of the board~~President.

5.9 SECRETARY
     The ~~secretary~~Secretary shall keep or cause to be kept, at the principal executive office of the ~~corporation~~Corporation or such other place as the ~~board~~Board of ~~directors~~Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
     The ~~secretary~~Secretary shall keep, or cause to be kept, at the principal executive office of the ~~corporation~~Corporation or at the office of the ~~corporation~~Corporation‘s transfer agent or registrar, as determined by resolution of the ~~board~~Board of ~~directors~~Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
     The ~~secretary~~Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the ~~board~~Board of ~~directors~~Directors required to be given by law or by these ~~bylaws.~~Bylaws. The ~~secretary~~Secretary shall keep the seal of the ~~corporation~~Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the ~~board of directors or by these bylaws~~Board of Directors, these Bylaws, the Chief Executive Officer or the President.
5.10 CHIEF FINANCIAL OFFICER
     The ~~chief financial officer~~Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the ~~corporation~~Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
     The ~~chief financial officer~~Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the ~~corporation~~Corporation with such depositories as may be designated by the ~~board~~Board of ~~directors. The chief financial officer~~Directors. The Chief Financial Officer shall disburse the funds of the ~~corporation~~Corporation as may be ordered by the ~~board~~Board of ~~directors~~Directors, shall render to the ~~president and~~Chief Executive Officer, the President and the directors, whenever they request it, an account of all his or her transactions as ~~chief financial officer~~Chief Financial Officer and of the financial condition of the ~~corporation~~Corporation, and shall have other powers and perform such other duties as may be prescribed by the ~~board~~Board of ~~directors~~Directors or these ~~bylaws.The chief financial officer~~Bylaws. The Chief Financial Officer shall be the treasurer of the ~~corporation~~Corporation.

5.11 ASSISTANT SECRETARY
     The ~~assistant secretary~~Assistant Secretary, or, if there is more than one, the ~~assistant secretaries~~Assistant Secretaries in the order determined by ~~the stockholders or board of directors~~Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the ~~secretary~~Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the ~~secretary~~Secretary and shall perform such other duties and have such other powers as may be prescribed by the ~~board of directors or these bylaws~~Board of Directors, these Bylaws, the Chief Executive Officer or the President.
5.12 ASSISTANT TREASURER
     The ~~assistant treasurer~~Assistant Treasurer, or, if there is more than one, the ~~assistant treasurers~~Assistant Treasurers, in the order determined by the ~~stockholders or board of directors~~Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the ~~chief financial officer~~Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the ~~chief financial officer~~Chief Financial Officer and shall perform such other duties and have such other powers as may be prescribed by the ~~board of directors or these bylaws~~Board of Directors, these Bylaws, the Chief Executive Officer or the President.
5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
     The ~~chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation,~~Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or any other person authorized by the ~~board~~Board of ~~directors~~Directors or the ~~president or a vice president~~Chief Executive Officer, the President or a Vice President, is authorized to vote, represent, and exercise on behalf of ~~this corporation~~the Corporation all rights incident to any and all shares or other equity interests of any other corporation or ~~corporations~~other entity standing in the name of ~~this corporation.~~the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.14 AUTHORITY AND DUTIES OF OFFICERS
     In addition to the foregoing authority and duties, all officers of the ~~corporation~~Corporation shall respectively have such authority and perform such duties in the management of the business of the ~~corporation~~Corporation as may be designated from time to time by the ~~board of directors or the stockholders~~Board of Directors.

ARTICLE VI
INDEMNITY
6.1 THIRD PARTY ACTIONS
     The ~~corporation~~Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the ~~corporation~~Corporation) by reason of the fact that such person is or was a director~~,~~ or officer~~, employee or agent~~ of the ~~corporation~~Corporation, or is or was a director or officer of the Corporation serving at the request of the ~~corporation~~Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the ~~corporation~~Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the ~~corporation~~Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best ~~interest~~interests of the ~~corporation~~Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
6.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
     The ~~corporation~~Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the ~~corporation~~Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director~~,~~ or officer~~, employee or agent of corporation~~ of the Corporation, or is or was a director or officer of the Corporation serving at the request of the ~~corporation~~Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) ~~and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld)~~ actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the ~~corporation~~Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the ~~corporation~~Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. ~~Notwithstanding any other provision of this Article VI, no person shall be indemnified~~

 ~~hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.~~
6.3 SUCCESSFUL DEFENSE
     To the extent that a present or former director~~,~~ or officer~~, employee or agent~~ of the ~~corporation~~Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
6.4 DETERMINATION OF CONDUCT
     Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the ~~corporation~~Corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director~~,~~ or officer~~, employee or agent~~ is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by ~~the Board of Directors or the Executive Committee by~~ a majority vote of ~~a quorum consisting of~~the directors who ~~were~~are not parties to such action, suit or proceeding, even though less than a quorum, or (2) ~~or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs~~by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (~~3~~4) by the stockholders. Notwithstanding the foregoing, a director~~,~~ or officer~~, employee or agent~~ of the Corporation shall be entitled to contest any determination that the director~~,~~ or officer~~, employee or agent~~ has not met the applicable standard of conduct set forth in Sections 6.1 and 6.2 by petitioning a court of competent jurisdiction.
6.5 PAYMENT OF EXPENSES IN ADVANCE
     Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding, by ~~an individual~~a person who may be entitled to indemnification pursuant to Section 6.1 or 6.2, shall be paid by the ~~corporation~~Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of ~~the~~such director~~,~~ or officer~~, employee or agent~~ to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the ~~corporation~~Corporation as authorized in this Article VI.
6.6 INDEMNITY NOT EXCLUSIVE
     The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any ~~by-law~~Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

6.7 INSURANCE INDEMNIFICATION
     The ~~corporation~~Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the ~~corporation~~Corporation, or is or was serving at the request of the ~~corporation~~Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the ~~corporation~~Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.
6.8 ~~THE CORPORATION~~EMPLOYEES AND AGENTS
~~For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.~~
     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law.
6.9 EMPLOYEE BENEFIT PLANS
     For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the ~~corporation~~Corporation” shall include any service as a director, officer, employee or agent of the ~~corporation~~Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the ~~corporation~~Corporation” as referred to in this Article VI.
6.10 CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

~~ARTICLE VII~~
~~RECORDS AND REPORTS~~
 ~~7.1 MAINTENANCE AND INSPECTION OF RECORDS~~
~~The corporation shall, either at its principal executive officer or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.~~
~~Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.~~
~~The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.~~
 ~~7.2 INSPECTION BY DIRECTORS~~
~~Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.~~
 ~~7.3 ANNUAL STATEMENT TO STOCKHOLDERS~~

~~The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.~~
ARTICLE VII~~ARTICLE VIII~~
GENERAL MATTERS
7.1  ~~8.1~~ CHECKS
     From time to time, the ~~board~~Board of ~~directors~~Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the ~~corporation~~Corporation, and only the persons so authorized shall sign or endorse those instruments.
7.2  ~~8.2~~ EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
     The ~~board~~Board of ~~directors~~Directors, except as otherwise provided in these ~~bylaws~~Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the ~~corporation~~Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the ~~board~~Board of ~~directors~~Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the ~~corporation~~Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
7.3  ~~8.3~~ STOCK CERTIFICATES; PARTLY PAID SHARES
     The shares of the ~~corporation~~Corporation shall be represented by certificates, provided that the ~~board~~Board of ~~directors~~Directors of the ~~corporation~~Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the ~~corporation. Notwithstanding the adoption of such a resolution by the board of directors, every~~Corporation. Every holder of stock represented by certificates ~~and upon request every holder of uncertificated shares~~ shall be entitled to have a certificate signed by, or in the name of the ~~corporation~~Corporation by the ~~chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation~~Chairman of the Board, the President or any Vice-President, and by the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the ~~corporation~~Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     The ~~corporation~~Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the ~~corporation~~Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the ~~corporation~~Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
 ~~8.4 SPECIAL DESIGNATION ON CERTIFICATES~~
~~If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.~~
7.4  ~~8.5~~ LOST CERTIFICATES
     Except as provided in this Section 8.5, no new certificates ~~for~~or uncertificated shares shall be issued to replace a previously issued certificate unless the ~~latter~~certificate is surrendered to the ~~corporation~~Corporation and canceled at the same time. The ~~corporation~~Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, ~~and the corporation may require the owner of the~~upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, ~~to~~advertise the same in such manner as the Board shall require and/or give the ~~corporation~~Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.5  ~~8.6~~ CONSTRUCTION; DEFINITIONS
     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these ~~bylaws~~Bylaws. Without limiting the generality of this provision, unless the context otherwise requires, the singular number includes the plural, the plural number includes the singular, and the term “person” includes ~~both~~a natural person, a corporation and ~~a natural person~~any other form of entity.
7.6  ~~8.7~~ DIVIDENDS
     The directors of the ~~corporation~~Corporation, subject to any restrictions contained in (i) the Delaware General Corporation Law or (ii) the ~~certificate of incorporation~~Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the ~~corporation~~Corporation‘s capital stock.
     The directors of the ~~corporation~~Corporation may set apart out of any of the funds of the ~~corporation~~Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the ~~corporation~~Corporation, and meeting contingencies.
7.7  ~~8.8~~ FISCAL YEAR
     The fiscal year of the ~~corporation~~Corporation shall be fixed by resolution of the ~~board~~Board of ~~directors~~Directors and may be changed by the ~~board~~Board of ~~directors~~Directors.
7.8  ~~8.9~~ SEAL
     The ~~corporation~~Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the ~~board~~Board of ~~directors~~Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.9  ~~8.10~~ TRANSFER OF STOCK
~~Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.~~
     Subject to the restrictions, if any, stated or otherwise noted with respect to any shares of stock, shares of stock may be transferred upon the books of the Corporation by the surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares, if such shares are certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or any transfer agent may require, or, if such shares are uncertificated, by notification to the Corporation or to any transfer agent of the transfer of such shares, accompanied by written authorization duly executed with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize any such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
7.10  ~~8.11~~ STOCK TRANSFER AGREEMENTS
     The ~~corporation~~Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the ~~corporation~~Corporation to restrict the transfer of shares of stock of the ~~corporation~~Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.
7.11  ~~8.12~~ REGISTERED STOCKHOLDERS
     The ~~corporation~~Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.12 WAIVER OF NOTICE
      Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.
ARTICLE VIII~~ARTICLE IX~~
AMENDMENTS
     The ~~bylaws~~Bylaws of the ~~corporation~~Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the ~~corporation~~Corporation may, in its ~~certificate of incorporation~~Certificate of Incorporation, confer the power to adopt, amend or repeal ~~bylaws~~Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal ~~bylaws~~Bylaws.